Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-156307 on Form S-1 of our report dated March 29, 2010, relating to the financial statements of ETFS Silver Trust appearing in the Annual Report on Form 10-K of ETFS Silver Trust for the period ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

New York, New York

June 16, 2010